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                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION
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        240.14a-11(c) or 240.14a-12


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                              Echlin Inc.
           (Name of Registrant as Specified In Its Charter)

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                            SPX Corporation
 (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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CONTACTS:
Charles A. Bowman                       George Sard/Anna Cordasco/Paul Caminiti
Director of Corporate Finance           Sard Verbinnen & Co
(616) 724-5194                          (212) 687-8080

                 ECHLIN SHAREHOLDERS DEMAND SPECIAL MEETING

    SPX RECEIVES DEMANDS FROM OWNERS OF MORE THAN 43% OF ECHLIN SHARES;
 UNDER CONNECTICUT LAW AND ECHLIN BY-LAWS, MEETING MUST BE HELD WITHIN 90 DAYS
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     MUSKEGON, MI, MARCH 24, 1998 - SPX Corporation (NYSE: SPW) today announced that shareholders of Echlin Inc. (NYSE: ECH) have demanded that Echlin hold a special shareholder meeting to vote on replacing the Echlin Board of Directors with SPX's nominees. SPX has received demands from holders of more than 27 million Echlin shares, representing over 43% of Echlin's outstanding shares, and will deliver these demands tomorrow to Echlin.

     Echlin is incorporated in Connecticut and, under the state's law and Echlin's own by-laws, must give notice of a special meeting within 30 days of receiving demands by holders of 35% of its outstanding shares, and must hold the meeting within 60 days of giving notice. Accordingly, the special meeting must be held by June 25, 1998.

     "This is a victory for all Echlin shareholders and for corporate democracy in Connecticut and the country," said John B. Blystone, Chairman, President and CEO of SPX. "We are pleased to have won the support of so many Echlin shareholders so quickly to call a special shareholder meeting. In this referendum, shareholders will have the opportunity to decide for themselves whether they prefer Echlin's existing Board and its 'repositioning' plan or the SPX nominees and SPX's offer to acquire Echlin. Now that Echlin's true owners have spoken, we are hopeful that Connecticut will not enact special-interest legislation that would retroactively strip shareholders of their fundamental right to vote."

     At the special meeting, Echlin's existing Board would be removed if more shareholders vote in favor of removal than vote against removal; new directors would be elected by a simple majority of those voting.

     SPX Corporation is a global provider of Vehicle Service Solutions to franchised dealers and independent service locations, Service Support to Vehicle Manufacturers, and Vehicle Components to the worldwide motor vehicle industry. SPX's Internet address is www.spx.com.


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